Exhibit 10(g)

                                DIVERSIFAX, INC.

                               39 Stringham Avenue
                          Valley Stream, New York 11580

                                 August 16, 1996

Dr. Irwin A. Horowitz
c/o Diversifax, Inc.
39 Stringham Avenue
Valley Stream, New York 11580

Dear Dr. Horowitz:

     Diversifax, Inc. (the "Company") hereby acknowledges that in the year 1996, up to and including August 16, 1996, you have made loans to the Company totalling $668,000. In consideration thereof, the Company hereby delivers to you a promissory note in the principal amount of $668,000, which note shall bear no interest and be payable on demand at any time on or after June 1, 1997. Together with said promissory note and in consideration of such loan, the Corporation is also hereby delivering to you five year warrants to purchase an aggregate of 427,520 shares of the Corporation's common stock, par value $.001 per share, which warrant shall have an exercise price of $3.125 per share, the fair market value of said shares on the date hereof.

                                Very truly yours,

                                DIVERSIFAX, INC.

                                By: /s/ Kenneth Ross Wolfe
                                   --------------------------
                                Title: Secretary